MUTUAL RELEASE AND SETTLEMENT AGREEMENT


                                   THE PARTIES

         THIS MUTUAL RELEASE AND SETTLEMENT AGREEMENT ("Agreement") is entered into as of the 31st day of July 2002, by and between on the one hand CirTran
Corporation,  a Nevada  corporation,  and its  predecessor  in interest  Circuit
Technology, Inc. (collectively, "CirTran"), and on the other hand OsicomTechnologies, Inc., a Delaware corporation ("Osicom DE"), Entrada Networks, Inc., a Delaware corporation ("Entrada DE"), and Entrada Networks, A.J., Inc. ("Entrada AJ") (collectively, Osicom DE, Entrada DE, and Entrada AJ will be referred to as the "Entrada Parties"). CirTran and the Entrada Parties are sometimes referred to collectively as the "Parties."

                                    RECITALS

         1. On or about January 19, 2001, CirTran filed a civil action against Osicom Technologies, Inc., a New Jersey corporation ("Osicom NJ") and Entrada DE. That case was subsequently removed to the United States District Court for the Central District of Utah, and assigned Civil No. 2:01CV142B (the "Federal case"). Entrada AJ asserted a Counterclaim against CirTran in the Federal case.

         2. On or about January 4, 2001, Orbit Systems, Inc. ("Orbit") filed a civil action against CirTran in the Third Judicial District Court, Salt Lake County, West Valley Department, State of Utah, assigned Civil No. 010100050 (the "State case"). In the State case, Orbit seeks to recover the purchase price of $173,310, plus interest, costs, attorneys' fees, and other damages, from CirTran for the following electronic components that Orbit alleges CirTran is bound by contract to purchase:

                  CirTran Part No.          Orbit Part No.    Quantity

                  120534-1                  OM304252-00        25,000
                  293D106X9016B2T           OM962-1005-130    164,000
                  293D475X9010A2T           OM962-4704-040     96,000

These parts are collectively referred to as the "Orbit parts."

         3. In February 2001, CirTran filed a Third-Party Complaint against Osicom NJ and Entrada DE in the State case, alleging that Osicom NJ and Entrada DE are liable to indemnify and reimburse CirTran for any liability that might be imposed against CirTran in the State case. Entrada AJ indicated its intent to assert a Counterclaim against CirTran in the State case, if the case was not dismissed or stayed on the grounds that CirTran's Third Party Claims were substantively identical to those asserted by CirTran in the Federal case.

         4. Collectively, the claims asserted between the Parties in the Federal and State case shall be referred to as the "Claims."

         5. The Parties now desire to enter into a full and final settlement of the Claims arising from, or in any way relating to, the Claims asserted between them in the Federal and State cases, as more particularly set forth herein. TERMS

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, it is hereby AGREED AS FOLLOWS:

         1. Payment. Entrada AJ has agreed to make a series of payments to CirTran in the total amount of $265,000, by a series of six payments as follows:

          a.   Payment # 1: $50,000 to be received no later than August 1, 2002.

          b. Payment # 2: $50, 000 to be received no later than August 15, 2002 .

          c. Payment # 3: $45,000 to be received no later than September 5, 2002.

          d. Payment # 4: $40,000 to be received no later than September 26, 2002.

          e. Payment # 5: $40,000 to be received no later than October 14, 2002.

          f. Payment # 6: $40,000 to be received no later than October 29, 2002.

          g. Payment #2 will be made to Entrada AJ's attorneys, Ballard Spahr Andrews & Ingersoll, LLP ("Ballard Spahr"), to hold for the benefit of CirTran. Upon written notice from Ballard Spahr to CirTran's attorneys Durham Jones & Pinegar ("Durham Jones") that Payment #2 has been received by Ballard Spahr, Durham Jones will notify CirTran that Payment # 2 has been received and CirTran will immediately ship to Entrada AJ at its own expense the unused materials identified in paragraph 2, subject to the terms in paragraphs 2-5, below. Upon delivery of written notice that the parts have been shipped, Ballard Spahr will release Payment #2 to Durham Jones, at the wire address provided below. All other payments will be made directly from Entrada AJ to the wire address provided below.

          h. All payments except Payment #2 will be by wire transfer to CirTran care of Durham Jones & Pinegar, KeyBank National Association, Account No.: 4450-1000-1292, ABA No.: 124000737,
               Name of Account:  Durham  Jones & Pinegar  Trust  Account,  Attn:
               CirTran/Entrada Settlement.

         2. Purchase of Product by Entrada AJ. The payments by Entrada AJ to CirTran are, in part, for the purchase of certain products from CirTran. Entrada AJ's payments will first be applied as the purchase price for products, in the order listed, on the following terms:

              a. $30,237 in unused materials formerly designated as for 404 PCBs, at the prices and quantities shown below, as agreed by the parties pursuant to the inspection conducted on Monday, July 22, 2002, and the Inspection Acknowledgement as initialed by the Authorized Representative of both parties, which Inspection Acknowledgement is incorporated into this agreement by reference:

                  Counterclaim                    CTC Total
                      QOH            CTC Cost        Value

    OM402404-01
    968-8472-100     21216        $  0.0036       $     76.38
       312019-00      4490        $  3.2545       $ 14,612.71
    964-0004-501      412         $  0.1265             52.12
     130-0351-04       86         $  3.7720       $    324.39
     615-1327-01      1970        $  0.5000       $    985.00
       302353-00      267         $  1.2995       $    346.97
    965-0163-492      151         $ 21.5000       $  3,246.50
    967-7680-100      535         $  0.0048       $      2.57
    967-6340-100      1010        $  0.0048       $      4.85
    968-8272-100      430         $  0.0032       $      1.38
       302354-00      1064        $  0.4255       $    452.73
    968-8220-100      670         $  0.0032       $      2.14
    967-4999-100      5000        $  0.0058       $     29.00
    973-0003-502      1254        $  0.0153       $     19.19
    962-4704-148     23782        $  0.4255       $ 10,119.24
                                                ================
                                                  $ 30,275.15

              b. $127,773 in unused materials formerly designated as for 701 PCBs, at the prices and quantities shown below, as agreed by the parties pursuant to the inspection conducted on Monday, July 22, 2002, and the Inspection Acknowledgement as initialed by the Authorized Representative of both parties, which Inspection Acknowledgement is incorporated into this agreement by reference

                        TC                        CTC Total
         OM905-7701-01TC QOH       CTC Cost         Value
------------------------
            130-0083-06  658
                                    1.7683       $  1,163.54
            180-0038-01  4309       0.5643       $  2,431.57
              302366-00  5457       2.1500       $ 11,732.55
              304252-00  2050       2.4700       $  5,063.50
              304259-00  7467       0.2059       $  1,537.46
              315024-00 68963       0.1035       $  7,137.67
              330036-00 15181       0.0097       $    147.26
              330275-00  395        3.4380       $  1,358.01
            510-1901-01  239        6.7000       $  1,601.30
           711-1120-703  5988       0.0058       $     34.73
            719-1080-01  1421      11.6533       $ 16,559.34
            946-1440-04 11718       0.0059       $     69.14
           961-1001-420 72674       0.0276       $  2,005.80
           961-1001-729  1391       0.7475       $  1,039.77
           961-1002-450 139228      0.0216       $  3,007.32
           961-1003-240 300884      0.0152       $  4,573.44
           961-4702-140 19650       0.0466       $    915.69
           961-8208-440 27448       0.0177       $    485.83
           962-1005-130 17210       0.5900       $ 10,153.90
           962-2205-130  6793       0.5500       $  3,736.15
           962-4704-040  4755       0.3900       $  1,854.45
           963-0021-250  1545       1.6600       $  2,564.70
           964-0002-418  3718       0.1900       $    706.42
           964-0008-418  6649       0.2246       $  1,493.37
           965-0178-200  3810       0.5309       $  2,022.73
           965-0187-432  1408      24.5000       $ 34,496.00
           967-1000-000 13206       0.0049       $     64.71
           967-1210-000 28454       0.0048       $    136.58
           967-5760-000 13548       0.0158       $    214.06
           967-6650-000 10181       0.0049       $     49.89
           968-8000-100 82920       0.0034       $   281.93
           968-8102-100 135069      0.0037       $   499.76
           968-8103-100 32375       0.0033       $   106.84
           968-8104-100 28286       0.0038       $   107.49
           968-8330-100 31318       0.0036       $   112.74
           968-8331-100 28291       0.0037       $   104.68
           968-8470-100 64442       0.0036       $   231.99
           968-8472-100 38896       0.0036       $   140.03
           968-8473-100 21455       0.0038       $    81.53
           968-8750-100 35080       0.0031       $   108.75
           969-0011-503 64320       0.0562       $ 3,614.78
           969-0022-323  1277       1.9726       $ 2,519.01
           973-0002-502  4758       0.0153       $    72.80
           973-0004-502 16586       0.0153       $   253.77
           973-0008-502 77788       0.0153       $ 1,190.16
                                                $127,783.10


              c. All purchases were subject to inspection and acceptance by Entrada AJ, and Entrada AJ had the right to reject any materials which were not in their original packaging.

         3. Payment of CirTran Accounts Receivable. CirTran contends that Entrada AJ has due and owing as accounts receivable the sum of approximately $274,000. Entrada AJ denies owing this accounts receivable. The payments by Entrada AJ to CirTran are, in part, for the settlement of the accounts receivable dispute. After the payments discussed in the preceding paragraphs are applied as stated in those paragraphs, the Parties agree that Entrada AJ's payments will be applied in the amount of $22,490 as payment in full for all accounts receivable.

         4. Payment of CirTran RMA. CirTran contends that it is owed $19,500 for unpaid Return Material Authorizations ("RMAs"). After the payments discussed in the preceding paragraphs are applied as stated in those paragraphs, Entrada AJ's payments will be applied in the amount of $19,500 as payment in full for all RMAs.

         5. Final Payment by Entrada AJ. After the payments discussed in the preceding paragraphs are applied as stated in those paragraphs, Entrada AJ's payments will be applied in the amount of $65,000 as additional consideration for the mutual release and settlement of the Claims. By accepting this amount in compromise of the Claims referred to herein, CirTran is allowing Entrada AJ a discount of $406,000 because of the defects found and discovered by Entrada AJ in regards to the missing trace in the raw printed circuit boards.

         6. Shipment of the Parts Formerly Designated as for 404 and 701 PCBs. Prior to the execution of this Agreement, a representative of Entrada AJ has visited CirTran's facility in Salt Lake City, Utah, on July 22, 2002, and inspected all of the remaining parts formerly designated as for 404 and 701 PCBs that the subject of this Agreement. During this inspection, Entrada AJ identified those products it would purchase under this agreement, and supervised CirTran's preparation of the products for shipment, and the number of 404 and 701 PCBs purchased are indicated in the "Inspection Acknowledgement" referenced in Paragraph 2 above.

         7. Entrada AJ to Issue Purchase Order to CirTran for Orbit Parts. As further consideration for the covenants and promises memorialized in this Agreement, Entrada AJ agrees that upon execution of this Agreement, it will issue a Purchase Order to CirTran in the form attached as Exhibit "A," by which it will purchase up to $125,000 (the "Total Price Limit") worth of the following parts, at the following price(s):




       CirTran Part No.            Orbit Part No.          Quantity           Entrada AJ P.O.Price          Total

---------------------------- ---------------------- --------------------- ---------------------------- ---------------
         120534-1                 OM304252-00        25,000 or more, up         25,000 @ $2.35         $  58,750.00
                                                     to the Total Price
                                                           Limit

---------------------------- ---------------------- --------------------- ---------------------------- ---------------
      293D106X9016B2T           OM962-1005-130      164,000 or more, up        164,000 @ $0.215        $  35,260.00
                                                     to the Total Price
                                                           Limit

---------------------------- ---------------------- --------------------- ---------------------------- ---------------
      293D475X9010A2T           OM962-4704-040       96,000 or more, up         96,000 @ $0.322        $  30,990.00
                                                     to the Total Price
                                                           Limit
---------------------------- ---------------------- --------------------- ---------------------------- ---------------
                                                                                                       $125,000.00
---------------------------- ---------------------- --------------------- ---------------------------- ---------------

         Notwithstanding anything in the Purchase Order to the contrary, the Parties agree that the Purchase Order will be non-cancelable so long as the Orbit parts are able to be delivered within 90 days after the last payment in Paragraph (1). Notwithstanding anything in the Purchase Order to the contrary, the Parties also agree that the Purchase Order will be assignable to Orbit upon the written consent of Entrada AJ, which consent will not be unreasonably withheld. CirTran will deliver the Orbit parts within ninety days after the last payment referenced in Paragraph 1 (and not before the final payment) and Entrada AJ will pay the Purchase Order pursuant to its standard terms and conditions, by wire transfer to the trust account identified in Paragraph 1(g), within 30 days after shipment. The parties understand and agree that Entrada AJ's promise to issue the Purchase Order and purchase the parts pursuant to that Purchase Order is done separate and independent of CirTran's ability to negotiate release of the claims asserted against CirTran by Orbit in the State case. CirTran shall bear all risks associated with the claims against CirTran in the State case, and agrees it will have no right to seek indemnification, contribution, or any other remedy from any of the Entrada Parties or other parties released in this Agreement as a result of any claims by Orbit in the State case.

          8.  Dismissal:

              a. Federal case. Upon execution of this Agreement, counsel for each of the Parties shall sign and deliver to counsel for CirTran a signed original Stipulation for Dismissal With Prejudice and an original Order of Dismissal With Prejudice in the Federal case, in the form attached hereto as Exhibit "B." CirTran shall cause the signed Stipulation of Dismissal With Prejudice and the Order of Dismissal With Prejudice to be filed with the Court in the Federal case immediately upon the last of the three payments specified in paragraph 1. The Parties shall then cooperate and take all steps reasonably necessary to secure the entry of the Order of Dismissal in the Federal case.

              b. State case. Upon execution of this Agreement, counsel for each of the Parties shall sign and deliver to counsel for CirTran a signed original Stipulation for Dismissal of Third Party Claims With Prejudice and an original Order of Dismissal of Third Party Claims With Prejudice in the State case, in the form attached hereto as Exhibit "C." CirTran shall cause the signed Stipulation of Dismissal of Third Party Claims With Prejudice and the Order of Dismissal of Third Party Claims With Prejudice to be filed with the Court in the State case immediately upon the last of the three payments specified in paragraph 1. The Parties shall then cooperate and take all steps reasonably necessary to secure the entry of the Order of Dismissal of Third Party Claims in the State case.

         9. CirTran's Release. CirTran shall and does hereby acknowledge full and complete satisfaction of, and does hereby release, discharge and acquit the Entrada Parties and anyone else, including any of the Entrada Parties' agents, representatives, attorneys, heirs, successors, transferees, assignees and employees, past and present, from any and all past, present, and future claims, demands, damages, liabilities, actions and causes of action of every kind, nature and description, asserted or unasserted, known or unknown, of whatever nature, character or description, which have been or could be or could have been brought against them relating to or in any way connected with the Claims or the subject matter of the Claims. Any doubt as to the scope of this release is to be resolved in favor of including any asserted claim within the subject matter covered by this Agreement. CirTran also acknowledges that by this Agreement, each party is to bear their own costs and attorney fees.

         10. The Entrada Parties' Release. The Entrada Parties shall and do hereby acknowledge full and complete satisfaction of, and do hereby release, discharge and acquit the CirTran and anyone else, including any of CirTran's agents, representatives, attorneys, heirs, successors, transferees, assignees and employees, past and present, from any and all past, present, and future claims, demands, damages, liabilities, actions and causes of action of every kind, nature and description, asserted or unasserted, known or unknown, of whatever nature, character or description, which have been or could be or could have been brought against him relating to or in any way connected with the Claims or the subject matter of the Claims. Any doubt as to the scope of this release is to be resolved in favor of including any asserted claim within the subject matter covered by this Agreement. The Entrada Parties also acknowledge that by this Agreement, each party is to bear their own costs and attorney fees.

         11. Release of Other Defendants and Other Parties. The Parties acknowledge that there has been a dispute as to the proper Parties to the CirTran claims in the Federal case and State case. The Entrada Parties are only authorized to sign on behalf of themselves, and do not purport to have authority to do so for those entities improperly named in the Federal case or the State case. However, the Entrada Parties enter into this Agreement with the intent and purpose that it includes a full and complete release of any and all claims CirTran has or may have against any entity or entities named as defendants to the claims brought by CirTran in the Federal case or in the State case, including without limitation Osicom NJ and Sorrento Networks Corporation. CirTran acknowledges that all such claims are included in, and subject to, the Claims that are dismissed paragraph 8 of the Terms section of this Agreement.

         12. No Other Claims. The Parties shall and do hereby acknowledge that they are not aware of any claims or potential claims against the other, and that regardless of such knowledge or lack thereof, the parties acknowledge they are aware of no claims or potential claims which are not included in this Agreement.


         13. Unknown or Undiscovered Information. Each of the Parties acknowledge that they may hereafter discover facts different from or in addition to those which they now know or believe to be true with respect to the Claims and they each agree that this Agreement shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery thereof.

         14. Warranties and Representations. The following warranties and representations are material to the Agreement and shall survive this Agreement:

              a. Authority: The Parties each warrant and represent that they have full authority to enter into this Agreement and to perform their obligations under this Agreement.

              b. Authenticity: The Parties each warrant and represent that all signatures to this Agreement on their behalf and that all signatures to be made on their behalf to documents to be provided or exchanged pursuant to this Agreement are and will each be authentic and binding upon them.

         15. No Warranties or Representations. Each of the Parties acknowledge that, except as expressly stated in this Agreement, no party (nor any of its agents, employees, attorneys or representatives) has made any statement or representation to any other party regarding any fact relied on by any other party in entering into this Agreement. Each party specifically acknowledges that he or she has not relied on any statement, representation or promise of any other party, or of any of its agents, employees, attorneys, or representatives in executing this Agreement, except as expressly set forth herein. In addition, each of the Parties acknowledge that it is under no duress or undue influence and that each executes this Agreement as an act of its own voluntary will.

         16. Opportunity to Investigate. Each of the Parties acknowledge that its attorneys have made such investigation of facts pertaining to this Agreement, and all of the matters pertaining thereto, as it deems necessary.

         17. Representations During Negotiation. In entering into this Agreement, the Parties, and each of them, recognize that there may have been statements made in the course of negotiations by the other parties hereto and/or their counsel, or that there may have been incomplete disclosures or nondisclosures of fact. The parties acknowledge that they are aware that they may, after execution of this Agreement, discover facts which they did not heretofore know, or which they thought not to have existed, or which they believe to be true with respect to the Agreement Claims. Accordingly, each party assumes the risk of any incomplete disclosure or mistake. If any party should subsequently discover that any fact assumed or relied on in entering into this Agreement did not exist, was mistaken or otherwise untrue, or that any understanding of the facts or of the law was incorrect, such party shall not be entitled to set aside this Agreement. This Agreement is intended to be final and binding between the Parties.

         18. No Admission. It is agreed that this mutual release and settlement, and the information contained in this Agreement, is not to be construed as an admission by or on behalf of any of the Parties of any wrongful acts or liability whatsoever.

         19. Integration. This Agreement is the complete agreement between the Parties relating to the subject matter hereof, and there are no written or oral understandings or agreements directly or indirectly connected with this
Agreement and settlement that are not incorporated herein. Any prior negotiations, correspondence, or understandings relating to the subject matter of the Claims and this Agreement shall be deemed to be merged into this Agreement and shall be of no further force or effect. This Agreement may not be amended or modified except in writing executed by each of the Parties.

         20. Severability. In the event one or more of the provisions of this Agreement, for any reason, should be held invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any of the remaining provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein.

         21. Construction and Interpretation. The Parties acknowledge that this Agreement, and the documents to be executed and exchanged in accordance with this Agreement, are the product of negotiations in which each party has been represented by legal counsel of their own selection, or that each party had the opportunity for such representation. The Parties therefore agree that the Agreement and the documents to be executed and exchanged in accordance with this Agreement are to be construed and interpreted fairly and reasonably in accordance with their terms and not as against any party as the drafter thereof.

         22. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

         23. Enforcement. If any party shall seek to enforce or protect its rights under this Agreement or under any document or instrument executed and delivered in connection herewith in any action, suit, arbitration, case or other proceeding, including all bankruptcy cases and proceedings, the prevailing party shall be entitled to receive from the other party payment of its costs and expenses, including expert witness fees and reasonable attorney fees incurred (whether such costs or fees are incurred before or after the commencement of the proceeding), including any and all appeals or petitions therefrom.

         24. No Assignment of Claims. The Parties represent and warrant to each other that they have not sold, assigned, conveyed or otherwise transferred, prior to the execution of this Agreement, any interest, claim or demand which they had, now have, or may claim to have against the other, which is addressed by this Agreement, and that each of the signatories hereto has complete and unrestricted authority to compromise and release all claims and potential claims released by this Agreement.

         25. Separate Execution. This Agreement may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Copies or facsimiles of signatures to this Agreement have the same effect as if the signatures were placed on the originals and shall be deemed to be fully executed by each signatory.

         26. Confidentiality. The parties agree that neither the receipt nor the amount of payment provided for in this Agreement, nor any other term contained herein, shall be disclosed to any third party absent written consent from the non-disclosing parties. Notwithstanding the foregoing, discloure may properly be made absent prior written authorization where disclosure is made to any taxing authorities, attorneys or accountants, or as required by order of court or governmental and/or regulatory agencies. To each person or entity to whom a permissible disclosure is made, excluding only the taxing authorities, said person or entity shall be advised by the party making the disclosure of this confidentiality provision and directed to maintain confidentiality in conformity herewith.

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


         IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

ENTRADA PARTIES:

         Dated:   July ___, 2002.        OSICOM TECHNOLOGIES, INC.

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

         Dated:   July 31, 2002.         ENTRADA NETWORKS, INC.

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

         Dated:   July 31, 2002.         ENTRADA NETWORKS, A.J., INC.

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------


CIRTRAN:

         Dated:   July 31, 2002.         CIRTRAN CORPORATION

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------

         Dated:   July 31, 2002.         CIRCUIT TECHNOLOGY, INC.

                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------